Exhibit 99.1

NEWS RELEASE

For more information, contact:

John M. Matovina, Chief Executive Officer
(515) 457-1813, jmatovina@american-equity.com

Ted M. Johnson, Chief Financial Officer
(515) 457-1980, tjohnson@american-equity.com

Debra J. Richardson, Chief Administrative Officer
FOR IMMEDIATE RELEASE	(515) 273-3551, drichardson@american-equity.com
August 23, 2013
Julie L. LaFollette, Director of Investor Relations
(515) 273-3602, jlafollette@american-equity.com

American Equity Announces Commencement of Exchange Offers for 3.50% Convertible Senior Notes due 2015 and 5.25% Contingent Convertible Senior Notes Due 2029

WEST DES MOINES, IA — August 23, 2013 — American Equity Investment Life Holding Company (NYSE: AEL) (“American Equity” or the “Company”), a leading underwriter of index and fixed rate annuities, announced today that it intends to commence exchange offers to purchase for cash and, in certain circumstances, newly issued shares of its common stock, any and all of its $200,000,000 principal amount of outstanding 3.50% Convertible Senior Notes due 2015 (the “2015 Notes”) and any and all of its $115,839,000 principal amount of outstanding 5.25% Contingent Convertible Senior Notes due 2029 (the “2029 Notes” and, with the 2015 Notes, the “Notes”).  These exchange offers (each an “Exchange Offer” and, collectively, the “Exchange Offers”) are being made upon the terms and subject to the conditions set forth in the Company’s Preliminary Prospectuses, dated August 23, 2013, and the related Letters of Transmittal.  The Exchange Offers will expire at 12:00 midnight, New York City time, at the end of October 21 2013, unless extended or earlier terminated by the Company (as such may be extended, the “Expiration Date”).

THE 2015 NOTES OFFER CONSIDERATION

Upon the terms and subject to the conditions of the Exchange Offer relating to the 2015 Notes, holders of the 2015 Notes who validly tender and do not validly withdraw their 2015 Notes prior to 12:00 midnight, New York City time, at the end of the Expiration Date will receive, for each $1,000 principal amount of the 2015 Notes accepted for exchange, 2015 Notes Offer Consideration equal to (i) $143.92 plus (ii) ninety-five percent (95%) of the product of the Average VWAP (as defined herein) multiplied by 80.9486 (the “2015 Notes Offer Consideration”).  The 2015 Notes Offer Consideration will be paid by a cash payment of up to $1,150 per $1,000 principal amount of 2015 Notes accepted for exchange in the Exchange Offer relating to the 2015 Notes.  In the event that the 2015 Notes Offer Consideration exceeds $1,150, the 2015 Notes Offer Consideration will be paid by delivery of (i) a cash payment of

$1,150 per $1,000 principal amount of 2015 Notes accepted for exchange in the Exchange Offer relating to the 2015 Notes and (ii) a number of shares of the Company’s common stock equal to the quotient of the total value of the 2015 Notes Offer Consideration less the $1,150 cash payment, divided by the Average VWAP.  Cash will be paid in lieu of fractional shares based upon the Average VWAP.  In no event will the total value of the 2015 Notes Offer Consideration paid in the Exchange Offer relating to the 2015 Notes be less than $1,150 per $1,000 principal amount of 2015 Notes accepted for exchange in the Exchange Offer relating to the 2015 Notes.  In addition, holders whose 2015 Notes are accepted for exchange will be entitled to receive a cash payment for accrued and unpaid interest on the 2015 Notes to, but excluding, the settlement date for such Exchange Offer.

THE 2029 NOTES OFFER CONSIDERATION

Upon the terms and subject to the conditions of the Exchange Offer relating to the 2029 Notes, holders of the 2029 Notes who validly tender and do not validly withdraw their 2029 Notes prior to 12:00 midnight, New York City time, at the end of the Expiration Date will receive, for each $1,000 principal amount of the 2029 Notes accepted for exchange, 2029 Notes Offer Consideration equal to (i) $159.38 plus (ii) ninety-five percent (95%) of the product of the Average VWAP multiplied by 104.4932 (the “2029 Notes Offer Consideration”).  The 2029 Notes Offer Consideration will be paid by a cash payment of up to $1,500 per $1,000 principal amount of 2029 Notes accepted for exchange in the Exchange Offer relating to the 2029 Notes.  In the event that the 2029 Notes Offer Consideration exceeds $1,500, the 2029 Notes Offer Consideration will be paid by delivery of (i) a cash payment of $1,500 per $1,000 principal amount of Notes accepted for exchange in the Exchange Offer relating to the 2029 Notes and (ii) a number of shares of the Company’s common stock equal to the quotient of the total value of the 2029 Notes Offer Consideration less the $1,500 cash payment, divided by the Average VWAP.  Cash will be paid in lieu of fractional shares based upon the Average VWAP.  In no event will the total value of the 2029 Notes Offer Consideration paid in the Exchange Offer relating to the 2029 Notes be less than $1,500 per $1,000 principal amount of 2029 Notes accepted for exchange in the Exchange Offer relating to the 2029 Notes.  In addition, holders whose 2029 Notes are accepted for exchange will be entitled to receive a cash payment for accrued and unpaid interest on the 2029 Notes to, but excluding, the settlement date for such Exchange Offer.

The “Average VWAP” means the sum of the Daily VWAPs (as defined below) for each day of the Averaging Period (as defined below), divided by 40.  The “Averaging Period” means the period of 40 consecutive trading days beginning on the thirty-ninth trading day preceding the

Expiration Date and ending on the Expiration Date.  The “Daily VWAP” for any trading day means the per share volume-weighted average price of our common stock on the NYSE, calculated as described in the Prospectuses.

The Company will announce the final 2015 Notes Offer Consideration and the final 2029 Notes Offer Consideration no later than 4:30 p.m., New York City Time, on the Expiration Date by press release and at the website www.gbsc-usa.com/american-equity. Throughout the Exchange Offers, an indicative 2015 Notes Offer Consideration and an indicative 2029 Notes Offer Consideration will be available at www.gbsc-usa.com/american-equity and from the Information Agent at one of its telephone numbers listed below.

INFORMATION ON THE EXCHANGE OFFERS

J.P. Morgan Securities and Raymond James & Associates, Inc. will act as dealer managers (the “Dealer Managers”) in connection with the Exchange Offers.  Global Bondholder Services Corporation will act as the exchange agent (the “Exchange Agent”) and information agent (the “Information Agent”) for the Exchange Offers.  Questions regarding the Exchange Offers should be directed to J.P. Morgan Securities LLC at (800) 261-5767 and to Raymond James & Associates, Inc. at (727) 567-2400.  Requests for copies of the Preliminary Prospectuses, the final Prospectus, when available, and the Letters of Transmittal may be directed to Global Bondholder Services Corporation by phone at (212) 430-3774 (for banks and brokers) and 866-924-2200 (for all other callers) or in writing at 65 Broadway, Suite 404, New York, New York 10006.

This press release is for information purposes only and shall not constitute an offer to purchase, a solicitation of an offer to purchase, or an offer to sell or solicitation of an offer to sell any securities.  The Company is making the Exchange Offers only by, and pursuant to, the terms and conditions of the Prospectuses, the Letters of Transmittal and the other materials related to the Exchange Offers. No shares of common stock may be issued nor may any Notes be accepted for exchange in an Exchange Offer prior to the time the registration statement related to such Exchange Offer has been declared effective.  The Exchange Offers are subject to certain conditions, as more fully explained in the Prospectuses and the Letters of Transmittal, both of which will be distributed to all applicable holders of the Notes.  American Equity expressly reserves the right to waive these conditions in whole or in part at any or at various times in its sole discretion.  None of the Company, its management or board of directors, the Dealer Managers, the Exchange Agent or the Information Agent makes any recommendation to any holder of Notes as to whether tender any Notes in the applicable Exchange Offer.

The Exchange Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The securities offered in the Exchange Offers may not be sold nor may offers to buy be accepted prior to the time the applicable Registration Statement becomes effective.  A Registration Statement on Form S-4, which includes the Preliminary Prospectus and the Letter of Transmittal, relating to each Exchange Offer and the securities offered thereby has been filed with the Securities and Exchange Commission but has not yet become effective.  Holders of Notes are encouraged to read the Registration Statement relating to the applicable Exchange Offer, including the applicable Preliminary Prospectus (and the final Prospectus when available), and the exhibits to those filings, including the applicable Letter of Transmittal, carefully before making any decision with respect to the applicable Exchange Offer because they contain important information.  The Registration Statements, Preliminary Prospectuses, (when available final Prospectuses), Letters of Transmittal and other materials related to the Exchange Offers, including the related Tender Offer Statements on Schedule TO, can be obtained free of charge at www.sec.gov or from the Company at (515) 273-3602.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements.  Forward-looking statements typically are identified by the use of terms such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “project,” “intend,” “may,” “will,” “would,” “contemplate,” “possible,” “attempt,” “seek,” “should,” “could,” “goal,” “target,” “on track,” “comfortable with,” “optimistic” and similar words, although some forward-looking statements are expressed differently. Investors should consider statements that contain these words carefully because they describe the Company’s expectations, plans, strategies and goals and the Company’s beliefs concerning future business conditions, the Company’s results of operations, financial position, and the Company’s business outlook or they state other “forward-looking” information based on currently available information.  The “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 7, 2013, provides examples of risks, uncertainties and events that could cause the Company’s actual results to differ materially from the expectations expressed in the Company’s forward-looking statements.  Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements.  There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect the Company’s results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by the Company or on the Company’s behalf.

ABOUT AMERICAN EQUITY

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of fixed annuity and life insurance products, with a primary emphasis on the sale of index and fixed rate annuities.  American Equity Investment Life Holding Company, a New York Stock Exchange Listed company (NYSE: AEL), is headquartered in West Des Moines, Iowa.